Exhibit 32.2

Certification of Chief Financial Officer of
Commercial National Financial Corporation

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-K of Commercial National Financial Corporation (the “Corporation”) for the period ending December 31, 2003 (the “Report”), I, Ryan M. Glista, Chief Financial Officer of the Corporation certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Commercial National Financial Corporation.

/s/ Ryan M. Glista
Ryan M. Glista
Chief Financial Officer
March 26, 2004

A signed original of this written statement required by Section 906 has been provided to Commercial National Financial Corporation and will be retained by Commercial National Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.